Cincinnati Bell Reports Fourth Quarter and Full Year 2015 Results

HIGHLIGHTS

•	Strategic revenue increased more than 20 percent compared to the prior year - consolidated revenue was up 1 percent year-over-year

•	Entertainment and Communications segment generated annual revenue growth for the second consecutive year - Fioptics revenue increased 34 percent compared to 2014

•	Adjusted EBITDA[1] totaled $302 million - high-end of the 2015 guidance range

•	Record-high 40 thousand Fioptics internet and 23 thousand video net activations in 2015

•	Strategic IT Services and Hardware revenue increased 29 percent year-over-year

•	Proceeds from the monetization of our CyrusOne investment totaled $644 million in 2015

CINCINNATI - February 18, 2016 - Cincinnati Bell Inc. (NYSE:CBB) today announced financial results for the full year and fourth quarter of 2015, highlighted by 21 percent year-to-date strategic revenue growth on strong demand for fiber-based products and IT solutions. Fioptics annual revenue totaled $191 million, up $48 million compared to 2014, resulting in Entertainment and Communications annual revenue growth for the second consecutive year. Strategic IT Services and Hardware revenue increased $41 million compared to a year ago, totaling $179 million for the year.

"Our 2015 results demonstrate this team's ability to execute on all phases of our strategy - we successfully closed our wireless operations, opportunistically monetized a significant portion of our CyrusOne investment and continued the impressive growth across all our strategic products," said Ted Torbeck, president and chief executive officer. Torbeck also added, "Looking forward to 2016, we remain focused on efficiently expanding our fiber network and growing our IT Solutions business while we continue to improve profitability and cash flows."

CONSOLIDATED RESULTS2
Year-to-date consolidated revenue was $1.2 billion, up 1 percent compared to a year ago. Fourth quarter consolidated revenue totaled $289 million, down 2 percent compared to the prior year primarily due to the anticipated decline in lower margin hardware sales. Adjusted EBITDA for the year was $302 million and $71 million in the fourth quarter. Operating income was $128 million and $25 million for the full year and fourth quarter of 2015, respectively. Adjusted EBITDA and operating income were down from a year ago due primarily to additional operating expenses associated with accelerating our fiber investment and absorbing costs associated with discontinuing our wireless operations.

Year-to-date Income from continuing operations totaled $291 million, including a $449 million gain on the sale of CyrusOne investment and $21 million loss on extinguishment of debt. Income from continuing operations for the fourth quarter of 2014 was $31 million, including a $36 million gain on the sale of CyrusOne investment. Income from discontinued operations, net of tax was $63 million for the year and included the $113 million gain recognized in the first quarter on the sale of our wireless spectrum that previously closed in third quarter of 2014. Net income for 2015 was $354 million and $33 million for the fourth quarter, resulting in diluted earnings per share of $1.63 and $0.14 respectively.

Entertainment and Communications Segment

•
Entertainment and Communications revenue totaled $188 million for the quarter and $744 million for the full year, up $3 and $14 million, respectively, from the same periods in 2014 after excluding revenue from services provided to our discontinued wireless business.

◦	Fioptics revenue increased 34 percent compared to a year ago, totaling $54 million for the quarter and $191 million for the year.

◦
Strategic revenue for business and carrier customers totaled $45 million for the quarter and $175 million for the full year, including Fioptics revenue of $3 million and $10 million, respectively. Excluding backhaul revenue for services provided to our former wireless business, strategic revenue from business and carrier customers was up 10 percent for the quarter and 9 percent for the year.

•
Adjusted EBITDA was $69 million for the quarter and $283 million for the full year 2015. Operating income was $28 million and $130 million for the fourth quarter and full year, respectively. Adjusted EBITDA and operating income were down from a year ago due primarily to additional operating expenses associated with accelerating our fiber investment and costs absorbed as a result of shutting down wireless operations.

•	Fioptics video subscribers increased by 5,600 in the quarter totaling 114,400, up 25 percent compared to the end of 2014.

•	Record high 287,400 total internet subscribers at the end of the fourth quarter, up 17,500 subscribers from a year ago.

◦	Fioptics internet subscribers were a record high 153,700 at the end of 2015, up more than 35 percent compared to a year ago.

◦	Fioptics internet net activations totaled 10,100 in the quarter and 40,000 for the year.

•	In 2015, we passed 97,000 units with Fioptics. The Fioptics suite of products is now available to 432,000 residential and business customers, or 53 percent of Greater Cincinnati.

IT Services and Hardware Segment

•	Revenue for the quarter was $105 million, down $5 million from the fourth quarter of 2014. Full year revenue was $435 million, up $2 million compared to the prior year.

◦	Strategic revenue was $48 million in the quarter, up 30 percent over the prior year. Full year strategic revenue was $179 million, up 29 percent over the prior year.

◦
Telecom and IT hardware revenue was $49 million for the quarter, compared to $65 million in the fourth quarter of 2014. Full year telecom and IT hardware revenue was $230 million, down 13 percent compared to the prior year.

•	Adjusted EBITDA for the quarter was $9 million, up $3 million from a year ago. Full year Adjusted EBITDA totaled $37 million, up 15 percent from the prior year.

Investment in CyrusOne

•	Proceeds from the monetization of our CyrusOne investment totaled $644 million during 2015 - monetized 1.4 million common shares in the fourth quarter of 2015 for cash proceeds of $48 million.

•	Remaining 9.5 percent ownership of CyrusOne valued at approximately $250 million.

2016 Outlook
Cincinnati Bell is providing the following guidance for 2016:

Category	2016 Guidance
Revenue	$1.2 billion
Adjusted EBITDA	$303 million*
*Plus or minus 2 percent

Conference Call/Webcast
Cincinnati Bell will host a conference call on February 18 at 10:00 a.m. (ET) to discuss its results for the fourth quarter and full year of 2015. A live webcast of the call will be available via the Investor Relations section of www.cincinnatibell.com. The conference call dial-in number is (888) 891-7634. Callers located outside of the U.S. and Canada may dial (719) 325-2492. A taped replay of the conference call will be available approximately one hour after the conclusion of the call until 1:00 p.m. on Thursday, March 3, 2016. For U.S. callers, the replay will be available at (888) 203-1112. For callers outside of the U.S. and Canada, the replay will be available at (719) 457-0820. The replay reference number is 1666944. An archived version of the webcast will also be available in the Investor Relations section of www.cincinnatibell.com.

Safe Harbor Note
This release and the documents incorporated by reference herein contain forward-looking statements regarding future events and our future results that are subject to the “safe harbor” provisions of the Private Securities Litigation Reform Act of 1995. All statements, other than statements of historical facts, are statements that could be deemed forward-looking statements. These statements are based on current expectations, estimates, forecasts, and projections about the industries in which we operate and the beliefs and assumptions of our management. Words such as “expects,” “anticipates,” “predicts,” “projects,” “intends,” “plans,” “believes,” “seeks,” “estimates,” “continues,” “endeavors,” “strives,” “may,” variations of such words and similar expressions are intended to identify such forward-looking statements. In addition, any statements that refer to projections of our future financial performance, our anticipated growth and trends in our businesses, and other characterizations of future events or circumstances are forward-looking statements. Readers are cautioned these forward-looking statements are based on current expectations and assumptions that are subject to risks and uncertainties, which could cause our actual results to differ materially and adversely from those reflected in the forward-looking statements. Factors that could cause or contribute to such differences include, but are not limited to, those discussed in this release and those discussed in other documents we file with the Securities and Exchange Commission (SEC). More information on potential risks and uncertainties is available in our recent filings with the SEC, including Cincinnati Bell's Form 10-K report, Form 10-Q reports and Form 8-K reports. Actual results may differ materially and adversely from those expressed in any forward-looking statements. We undertake no obligation to revise or update any forward-looking statements for any reason.

Use of Non-GAAP Financial Measures
This press release contains information about adjusted earnings before interest, taxes, depreciation and amortization (Adjusted EBITDA), Adjusted EBITDA margin, net debt, net income excluding special items and free cash flow. These are non-GAAP financial measures used by Cincinnati Bell management when evaluating results of operations and cash flow. Management believes these measures also provide users of the financial statements with additional and useful comparisons of current results of operations and cash flows with past and future periods. Non-GAAP financial measures should not be construed as being more important than comparable GAAP measures. Detailed reconciliations of these non-GAAP financial measures to comparable GAAP financial measures have been included in the tables distributed with this release and are available in the Investor Relations section of www.cincinnatibell.com.

1Adjusted EBITDA provides a useful measure of operational performance. The company defines Adjusted EBITDA as GAAP operating income plus depreciation, amortization, restructuring charges, (gain) loss on sale or disposal of assets, transaction costs, curtailment gain (loss), asset impairments, components of pension and other retirement plan costs (including interest costs, asset returns, and amortization of actuarial gains and losses), and other special items. Adjusted EBITDA should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

2Consolidated Results for the three and twelve months ended December 31, 2015 and 2014 report our former wireless segment results as discontinued operations. Effective March 31, 2015, the Company no longer provides wireless services.

Adjusted EBITDA margin provides a useful measure of operational performance. The company defines Adjusted EBITDA margin as Adjusted EBITDA divided by revenue. Adjusted EBITDA margin should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with the measure as defined by other companies.

Free cash flow provides a useful measure of operational performance, liquidity and financial health. The company defines free cash flow as cash provided by (used in) operating, financing and investing activities, adjusted for the issuance and repayment of debt, debt issuance costs, the repurchase of common stock, and the proceeds from the sale or the use of funds from the purchase of business operations, including transaction costs. Free cash flow should not be considered as an alternative to net income (loss), operating income (loss), cash flow from operating activities, or the change in cash on the balance sheet and may not be comparable with free cash flow as defined by other companies. Although the company feels that there is no comparable GAAP measure for free cash flow, the attached financial information reconciles free cash flow to the net increase (decrease) in cash and cash equivalents.

Net debt provides a useful measure of liquidity and financial health. The company defines net debt as the sum of the face amount of short-term and long-term debt and unamortized premium and/or discount, offset by cash and cash equivalents.

Net income excluding special items in total and per share provides a useful measure of operating performance. Net income excluding special items should not be considered as an alternative to comparable GAAP measures of profitability and may not be comparable with net income excluding special items as defined by other companies.

About Cincinnati Bell Inc.
With headquarters in Cincinnati, Ohio, Cincinnati Bell Inc. (CBB) provides integrated communications solutions – including local and long distance voice, data, high-speed Internet and video – that keep residential and business customers in Greater Cincinnati and Dayton connected with each other and with the world. In addition, enterprise customers across the United States rely on CBTS, a wholly-owned subsidiary, for efficient, scalable office communications systems and end-to-end IT solutions. For more information, please visit www.cincinnatibell.com.

Cincinnati Bell Inc.
Consolidated Statements of Operations
(Unaudited)
(Dollars in millions, except per share amounts)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2015	2014	$	%	2015	2014	$	%

Revenue	$289.3	$294.9	$(5.6)	(2)%	$1,167.8	$1,161.5	$6.3	1%

Costs and expenses
Cost of services and products	166.6	173.4	(6.8)	(4)%	670.6	647.7	22.9	4%
Selling, general and administrative	57.4	52.5	4.9	9%	219.1	204.2	14.9	7%
Depreciation and amortization	39.2	33.2	6.0	18%	141.6	127.6	14.0	11%
Restructuring (reversals) charges	—	(0.3)	0.3	n/m	6.0	(0.4)	6.4	n/m
Loss (gain) on sale or disposal of assets, net	0.5	(0.2)	0.7	n/m	0.8	(0.3)	1.1	n/m
Curtailment loss	—	—	—	n/m	0.3	—	0.3	n/m
Impairment of assets	—	4.6	(4.6)	n/m	—	4.6	(4.6)	n/m
Transaction costs	0.6	0.3	0.3	n/m	1.4	1.2	0.2	17%

Operating income	25.0	31.4	(6.4)	(20)%	128.0	176.9	(48.9)	(28)%

Interest expense	20.9	32.9	(12.0)	(36)%	103.1	145.9	(42.8)	(29)%
(Gain) loss on extinguishment of debt	(0.4)	0.2	(0.6)	n/m	20.9	19.6	1.3	7%
(Income) loss from CyrusOne investment	(0.1)	5.1	(5.2)	n/m	5.1	7.0	(1.9)	(27)%
Gain on sale of CyrusOne investment	(36.3)	—	(36.3)	n/m	(449.2)	(192.8)	(256.4)	n/m
Other income, net	(3.3)	(0.7)	(2.6)	n/m	(2.5)	(1.9)	(0.6)	32%

Income (loss) from continuing operations before income taxes	44.2	(6.1)	50.3	n/m	450.6	199.1	251.5	n/m
Income tax expense (benefit)	13.7	(1.7)	15.4	n/m	159.8	81.4	78.4	96%
Income (loss) from continuing operations	30.5	(4.4)	34.9	n/m	290.8	117.7	173.1	n/m

Income (loss) from discontinued operations, net of tax	2.1	(13.9)	16.0	n/m	62.9	(42.1)	105.0	n/m

Net income (loss)	32.6	(18.3)	50.9	n/m	353.7	75.6	278.1	n/m

Preferred stock dividends	2.6	2.6	—	0%	10.4	10.4	—	0%

Net income (loss) applicable to common shareowners	$30.0	$(20.9)	$50.9	n/m	$343.3	$65.2	$278.1	n/m

Basic net earnings (loss) per common share
Earnings (loss) from continuing operations	$0.13	$(0.03)			$1.34	$0.51
Earnings (loss) from discontinued operations	0.01	(0.07)			0.30	(0.20)
Basic net earnings (loss) per common share	$0.14	$(0.10)			$1.64	$0.31

Diluted net earnings (loss) per common share
Earnings (loss) from continuing operations	$0.13	$(0.03)			$1.33	$0.51
Earnings (loss) from discontinued operations	0.01	(0.07)			0.30	(0.20)
Diluted net earnings (loss) per common share	$0.14	$(0.10)			$1.63	$0.31

Weighted average common shares outstanding
(in millions)
- Basic	209.8	208.7			209.6	208.5
- Diluted	210.5	208.7			210.2	209.6

Cincinnati Bell Inc.
Income Statements by Segment
(Unaudited)
(Dollars in millions)

	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2015	2014	$	%	2015	2014	$	%
Entertainment and Communications
Revenue
Data	$81.5	$77.7	$3.8	5%	$322.8	$309.6	$13.2	4%
Voice	70.6	75.4	(4.8)	(6)%	291.9	313.5	(21.6)	(7)%
Video	27.3	21.0	6.3	30%	96.6	75.5	21.1	28%
Services and other	8.4	14.3	(5.9)	(41)%	32.4	42.1	(9.7)	(23)%

Total revenue	187.8	188.4	(0.6)	0%	743.7	740.7	3.0	0%

Operating costs and expenses
Cost of services and products	86.0	84.8	1.2	1%	331.5	306.2	25.3	8%
Selling, general and administrative	37.6	34.9	2.7	8%	150.9	136.2	14.7	11%
Depreciation and amortization	36.1	30.1	6.0	20%	129.2	115.7	13.5	12%
Other*	—	4.1	(4.1)	n/m	2.2	3.7	(1.5)	(41)%

Total operating costs and expenses	159.7	153.9	5.8	4%	613.8	561.8	52.0	9%

Operating income	$28.1	$34.5	$(6.4)	(19)%	$129.9	$178.9	$(49.0)	(27)%

IT Services and Hardware
Revenue
Professional services	$27.7	$22.8	$4.9	21%	$105.5	$86.6	$18.9	22%
Management and monitoring	8.1	6.9	1.2	17%	31.0	25.2	5.8	23%
Unified communications	9.6	9.2	0.4	4%	37.8	35.1	2.7	8%
Cloud services	9.7	5.7	4.0	70%	30.9	20.8	10.1	49%
Telecom and IT hardware	49.4	64.9	(15.5)	(24)%	230.2	265.3	(35.1)	(13)%

Total revenue	104.5	109.5	(5.0)	(5)%	435.4	433.0	2.4	1%

Operating costs and expenses
Cost of services and products	82.2	90.3	(8.1)	(9)%	345.2	350.0	(4.8)	(1)%
Selling, general and administrative	13.6	12.6	1.0	8%	54.0	51.5	2.5	5%
Depreciation and amortization	3.1	3.1	—	0%	12.3	11.7	0.6	5%
Other*	0.5	—	0.5	n/m	3.3	—	3.3	n/m

Total operating costs and expenses	99.4	106.0	(6.6)	(6)%	414.8	413.2	1.6	0%

Operating income	$5.1	$3.5	$1.6	46%	$20.6	$19.8	$0.8	4%

	*Other includes restructuring (reversals) charges, loss (gain) on sale or disposal of assets (net), curtailment loss and asset impairments.

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2015	2014	$	%	2015	2014	$	%
Entertainment and Communications
Consumer
Strategic
Data	$20.6	$13.8	$6.8	49%	$72.7	$48.4	$24.3	50%
Voice	5.1	4.8	0.3	6%	19.7	17.7	2.0	11%
Video	26.8	20.6	6.2	30%	94.8	73.9	20.9	28%
Services and other	0.9	0.9	—	0%	3.7	4.0	(0.3)	(8)%
	53.4	40.1	13.3	33%	190.9	144.0	46.9	33%
Legacy
Data	11.6	13.8	(2.2)	(16)%	49.5	58.5	(9.0)	(15)%
Voice	20.3	23.6	(3.3)	(14)%	86.1	101.1	(15.0)	(15)%
Services and other	3.0	0.8	2.2	n/m	6.7	7.7	(1.0)	(13)%
	34.9	38.2	(3.3)	(9)%	142.3	167.3	(25.0)	(15)%
Integration
Services and other	1.3	7.0	(5.7)	(81)%	7.7	11.2	(3.5)	(31)%

Total consumer revenue	$89.6	$85.3	$4.3	5%	$340.9	$322.5	$18.4	6%

Business
Strategic
Data	$23.4	$21.5	$1.9	9%	$89.6	$83.6	$6.0	7%
Voice	11.2	9.3	1.9	20%	42.5	35.9	6.6	18%
Video	0.5	0.4	0.1	25%	1.8	1.6	0.2	13%
Services and other	0.8	1.0	(0.2)	(20)%	3.2	3.8	(0.6)	(16)%
	35.9	32.2	3.7	11%	137.1	124.9	12.2	10%
Legacy
Data	5.6	6.5	(0.9)	(14)%	23.2	27.6	(4.4)	(16)%
Voice	29.5	32.2	(2.7)	(8)%	123.6	134.2	(10.6)	(8)%
Services and other	0.4	0.4	—	0%	1.3	1.2	0.1	8%
	35.5	39.1	(3.6)	(9)%	148.1	163.0	(14.9)	(9)%
Integration
Services and other	0.6	1.1	(0.5)	(45)%	2.6	4.7	(2.1)	(45)%

Total business revenue	$72.0	$72.4	$(0.4)	(1)%	$287.8	$292.6	$(4.8)	(2)%

Carrier
Strategic
Data	$8.9	$10.2	$(1.3)	(13)%	$37.7	$41.6	$(3.9)	(9)%
Legacy
Data	11.4	11.9	(0.5)	(4)%	50.1	49.9	0.2	0%
Voice	4.5	5.5	(1.0)	(18)%	20.0	24.6	(4.6)	(19)%
Services and other	1.4	3.1	(1.7)	(55)%	7.2	9.5	(2.3)	(24)%
	17.3	20.5	(3.2)	(16)%	77.3	84.0	(6.7)	(8)%

Total carrier revenue	$26.2	$30.7	$(4.5)	(15)%	$115.0	$125.6	$(10.6)	(8)%

Total Entertainment and Communications	$187.8	$188.4	$(0.6)	0%	$743.7	$740.7	$3.0	0%

Cincinnati Bell Inc.
Revenues by Segment
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2015	2014	$	%	2015	2014	$	%
IT Services and Hardware
Business
Strategic
Professional services	$23.3	$18.3	$5.0	27%	$90.4	$70.2	$20.2	29%
Management and monitoring	8.1	6.8	1.3	19%	31.0	24.8	6.2	25%
Unified communications	7.0	6.2	0.8	13%	27.1	22.9	4.2	18%
Cloud services	9.7	5.7	4.0	70%	30.9	20.8	10.1	49%
	48.1	37.0	11.1	30%	179.4	138.7	40.7	29%
Integration
Professional services	4.4	4.5	(0.1)	(2)%	15.1	16.4	(1.3)	(8)%
Management and monitoring	—	0.1	(0.1)	n/m	—	0.4	(0.4)	n/m
Unified communications	2.6	3.0	(0.4)	(13)%	10.7	12.2	(1.5)	(12)%
Telecom and IT hardware	49.4	64.9	(15.5)	(24)%	230.2	265.3	(35.1)	(13)%
	56.4	72.5	(16.1)	(22)%	256.0	294.3	(38.3)	(13)%

Total IT Services and Hardware Revenue	$104.5	$109.5	$(5.0)	(5)%	$435.4	$433.0	$2.4	1%

Cincinnati Bell Inc.
Segment Information
(Unaudited)
(Dollars in millions)
	Three Months Ended				Twelve Months Ended
	December 31,		Change		December 31,		Change
	2015	2014	$	%	2015	2014	$	%
Revenue
Entertainment and Communications	$187.8	$188.4	$(0.6)	0%	$743.7	$740.7	$3.0	0%
IT Services and Hardware	104.5	109.5	(5.0)	(5)%	435.4	433.0	2.4	1%
Eliminations	(3.0)	(3.0)	—	0%	(11.3)	(12.2)	0.9	(7)%

Total revenue	$289.3	$294.9	$(5.6)	(2)%	$1,167.8	$1,161.5	$6.3	1%

Cost of Services and Products
Entertainment and Communications	$86.0	$84.8	$1.2	1%	$331.5	$306.2	$25.3	8%
IT Services and Hardware	82.2	90.3	(8.1)	(9)%	345.2	350.0	(4.8)	(1)%
Eliminations	(1.6)	(1.7)	0.1	(6)%	(6.1)	(8.5)	2.4	(28)%

Total cost of services and products	$166.6	$173.4	$(6.8)	(4)%	$670.6	$647.7	$22.9	4%

Selling, General and Administrative
Entertainment and Communications	$37.6	$34.9	$2.7	8%	$150.9	$136.2	$14.7	11%
IT Services and Hardware	13.6	12.6	1.0	8%	54.0	51.5	2.5	5%
Corporate and eliminations	6.2	5.0	1.2	24%	14.2	16.5	(2.3)	(14)%

Total selling, general and administrative	$57.4	$52.5	$4.9	9%	$219.1	$204.2	$14.9	7%

Depreciation and Amortization
Entertainment and Communications	$36.1	$30.1	$6.0	20%	$129.2	$115.7	$13.5	12%
IT Services and Hardware	3.1	3.1	—	0%	12.3	11.7	0.6	5%
Corporate	—	—	—	n/m	0.1	0.2	(0.1)	(50)%

Total depreciation and amortization	$39.2	$33.2	$6.0	18%	$141.6	$127.6	$14.0	11%

Other*
Entertainment and Communications	$—	$4.1	$(4.1)	n/m	$2.2	$3.7	$(1.5)	(41)%
IT Services and Hardware	0.5	—	0.5	n/m	3.3	—	3.3	n/m
Corporate	0.6	0.3	0.3	n/m	3.0	1.4	1.6	n/m

Total other	$1.1	$4.4	$(3.3)	(75)%	$8.5	$5.1	$3.4	67%

Operating Income
Entertainment and Communications	$28.1	$34.5	$(6.4)	(19)%	$129.9	$178.9	$(49.0)	(27)%
IT Services and Hardware	5.1	3.5	1.6	46%	20.6	19.8	0.8	4%
Corporate	(8.2)	(6.6)	(1.6)	24%	(22.5)	(21.8)	(0.7)	3%

Total operating income	$25.0	$31.4	$(6.4)	(20)%	$128.0	$176.9	$(48.9)	(28)%

	* Other includes restructuring (reversals) charges, loss (gain) on sale or disposal of assets (net), curtailment loss, asset impairments and transaction costs.

Cincinnati Bell Inc.
Segment Metric Information
(Unaudited)
(In thousands)

	December 31,	September 30,	June 30,	March 31,	December 31,
	2015	2015	2015	2015	2014

Residential voice lines
Legacy voice lines	146.4	153.5	161.5	170.5	181.6
Fioptics voice lines	71.4	68.0	64.2	60.0	56.7
Total residential voice lines	217.8	221.5	225.7	230.5	238.3

Business voice lines
Legacy voice lines	215.4	220.1	227.5	233.0	238.0
VoIP lines*	89.5	86.9	82.4	73.9	70.0
Total business voice lines	304.9	307.0	309.9	306.9	308.0

Total voice lines	522.7	528.5	535.6	537.4	546.3

Long distance lines	339.7	344.6	349.7	355.5	362.8

Internet subscribers
DSL	133.7	137.7	142.7	149.6	156.2
Fioptics	153.7	143.6	132.4	123.1	113.7
Total internet subscribers	287.4	281.3	275.1	272.7	269.9

Fioptics video subscribers	114.4	108.8	101.5	95.8	91.4

Fioptics units passed	432.0	408.1	382.3	357.6	335.0

*	VoIP lines include Fioptics business voice lines.

Cincinnati Bell Inc.
Net Debt and Common Shares Outstanding
(Unaudited)
(Dollars and shares in millions)

	December 31,	December 31,
	2015	2014

Receivables Facility	$17.6	$19.2
8 3/4% Senior Subordinated Notes due 2018	—	300.0
Corporate Credit Agreement - Tranche B Term Loan	527.9	533.2
8 3/8% Senior Notes due 2020	478.5	661.2
7 1/4% Senior Notes due 2023	26.3	40.0
Various Cincinnati Bell Telephone notes	128.7	134.5
Capital leases and other debt	68.3	16.1
Net unamortized discount	(1.7)	(3.2)

Total debt	1,245.6	1,701.0

Less: Cash and cash equivalents	(7.4)	(57.9)

Net debt (as defined by the company)	$1,238.2	$1,643.1

Corporate Credit Agreement availability	$175.0	$150.0

Common shares outstanding	209.9	209.3

Cincinnati Bell Inc.
Reconciliation of Net Income (Loss) (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Three Months Ended December 31, 2015
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$32.6
Less:
Income from discontinued operations, net of tax				2.1
Income from continuing operations (GAAP)				$30.5
Add:
Income tax expense				13.7
Interest expense				20.9
Income from CyrusOne investment				(0.1)
Gain on sale of CyrusOne investment				(36.3)
Gain on extinguishment of debt				(0.4)
Other income, net				(3.3)

Operating income (GAAP)	$28.1	$5.1	$(8.2)	$25.0
Add:
Depreciation and amortization	36.1	3.1	—	39.2
Loss on sale or disposal of assets	—	0.5	—	0.5
Transaction costs	—	—	0.6	0.6
Employee contract termination costs	0.9	0.4	—	1.3
Pension and other retirement plan expenses	3.9	—	0.4	4.3
Adjusted EBITDA (Non-GAAP)	$69.0	$9.1	$(7.2)	$70.9

Adjusted EBITDA Margin	37%	9%	—	25%

	Three Months Ended December 31, 2014
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net loss (GAAP)				$(18.3)
Less:
Loss from discontinued operations, net of tax				(13.9)
Loss from continuing operations (GAAP)				$(4.4)
Add:
Income tax benefit				(1.7)
Interest expense				32.9
Loss from CyrusOne investment				5.1
Loss on extinguishment of debt				0.2
Other income, net				(0.7)

Operating income (GAAP)	$34.5	$3.5	$(6.6)	$31.4
Add:
Depreciation and amortization	30.1	3.1	—	33.2
Restructuring reversals	(0.3)	—	—	(0.3)
Gain on sale or disposal of assets	(0.2)	—	—	(0.2)
Transaction costs	—	—	0.3	0.3
Employee contract termination	—	—	1.4	1.4
Impairment of assets	4.6	—	—	4.6
Pension and other retirement plan expenses	3.9	—	0.6	4.5
Adjusted EBITDA (Non-GAAP)	$72.6	$6.6	$(4.3)	$74.9

Adjusted EBITDA Margin	39%	6%	—	25%

Year-over-year dollar change in Adjusted EBITDA	$(3.6)	$2.5	$(2.9)	$(4.0)

Year-over-year percentage change in Adjusted EBITDA	(5)%	38%	67%	(5)%

Cincinnati Bell Inc.
Reconciliation of Net Income (GAAP) to Adjusted EBITDA (Non-GAAP)
(Unaudited)
(Dollars in millions)
	Twelve Months Ended December 31, 2015
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company

Net income (GAAP)				$353.7
Less:
Income from discontinued operations, net of tax				62.9
Income from continuing operations (GAAP)				$290.8
Add:
Income tax expense				159.8
Interest expense				103.1
Loss from CyrusOne investment				5.1
Gain on sale of CyrusOne investment				(449.2)
Loss on extinguishment of debt				20.9
Other income, net				(2.5)

Operating income (GAAP)	$129.9	$20.6	$(22.5)	$128.0
Add:
Depreciation and amortization	129.2	12.3	0.1	141.6
Restructuring charges	1.6	2.8	1.6	6.0
Loss on sale or disposal of assets	0.3	0.5	—	0.8
Transaction costs	—	—	1.4	1.4
Employee contract termination costs	2.2	0.6	—	2.8
Curtailment loss	0.3	—	—	0.3
Pension and other retirement plan expenses	19.3	—	1.9	21.2
Adjusted EBITDA (Non-GAAP)	$282.8	$36.8	$(17.5)	$302.1

Adjusted EBITDA Margin	38%	8%	—	26%

	Twelve Months Ended December 31, 2014
	Entertainment & Communications	IT Services & Hardware	Corporate	Total Company
Net income (GAAP)				$75.6
Less:
Loss from discontinued operations, net of tax				(42.1)
Income from continuing operations (GAAP)				$117.7
Add:
Income tax expense				81.4
Interest expense				145.9
Loss from CyrusOne investment				7.0
Gain on sale of CyrusOne investment				(192.8)
Loss on extinguishment of debt				19.6
Other income, net				(1.9)

Operating income (GAAP)	$178.9	$19.8	$(21.8)	$176.9
Add:
Depreciation and amortization	115.7	11.7	0.2	127.6
Restructuring (reversals) charges	(0.5)	—	0.1	(0.4)
(Gain) loss on sale or disposal of assets	(0.4)	—	0.1	(0.3)
Transaction costs	—	—	1.2	1.2
Employee contract termination	—	0.6	1.4	2.0
Impairment of assets	4.6	—	—	4.6
Pension and other retirement plan expenses	16.0	—	2.0	18.0
Adjusted EBITDA (Non-GAAP)	$314.3	$32.1	$(16.8)	$329.6

Adjusted EBITDA Margin	42%	7%	—	28%

Year-over-year dollar change in Adjusted EBITDA	$(31.5)	$4.7	$(0.7)	$(27.5)

Year-over-year percentage change in Adjusted EBITDA	(10)%	15%	4%	(8)%

Cincinnati Bell Inc.
Consolidated Statements of Cash Flows
(Unaudited)
(Dollars in millions)

	Three Months Ended		Twelve Months Ended
	December 31,		December 31,
	2015	2014	2015	2014

Cash provided by operating activities	$16.2	$54.4	$110.9	$175.2

Capital expenditures	(77.9)	(61.2)	(283.6)	(182.3)
Dividends received from CyrusOne	2.7	6.0	22.2	28.4
Proceeds from sale of CyrusOne investment	47.6	—	643.9	355.9
Proceeds from sale of Wireless spectrum licenses	—	—	—	194.4
Other, net	0.3	(0.1)	0.7	(3.8)

Cash (used in) provided by investing activities	(27.3)	(55.3)	383.2	392.6

Net increase (decrease) in corporate credit and receivables facilities with initial maturities less than 90 days	17.6	(93.2)	(1.6)	(127.0)
Repayment of debt	(21.9)	(25.9)	(531.7)	(376.5)
Debt issuance costs	—	(0.9)	(0.4)	(0.9)
Dividends paid on preferred stock	(2.6)	(2.6)	(10.4)	(10.4)
Proceeds from exercise of options and warrants	—	0.1	—	1.3
Other, net	—	(0.2)	(0.5)	(1.0)

Cash used in financing activities	(6.9)	(122.7)	(544.6)	(514.5)

Net (decrease) increase in cash and cash equivalents	(18.0)	(123.6)	(50.5)	53.3
Cash and cash equivalents at beginning of period	25.4	181.5	57.9	4.6

Cash and cash equivalents at end of period	$7.4	$57.9	$7.4	$57.9

Reconciliation of GAAP Cash Flow to
Free Cash Flow (as defined by the company)
Net (decrease) increase in cash and cash equivalents	$(18.0)	$(123.6)	$(50.5)	$53.3
Adjustments:
Net (decrease) increase in corporate credit and receivables facilities with initial maturities less than 90 days	(17.6)	93.2	1.6	127.0
Proceeds from sale of CyrusOne investment	(47.6)	—	(643.9)	(355.9)
Repayment of debt	21.9	25.9	531.7	376.5
Debt issuance costs	—	0.9	0.4	0.9
Decommissioning of wireless towers	2.2	—	4.9	—
Transaction costs	0.6	0.3	1.4	1.2
Discontinued operations*	3.1	3.0	27.6	(219.3)

Free cash flow	(55.4)	(0.3)	(126.8)	(16.3)

Income tax payments	$5.1	$4.2	$8.8	$9.1

*For the quarter ended December 31, 2015 and 2014, our wireless business generated free cash flow of ($3.1) million and ($3.0) million, respectively. For the twelve months ended December 31, 2015 and 2014, our wireless business generated free cash flow of ($27.6) million and $24.9 million, respectively. The twelve months ended December 31, 2014 also included $194.4 million of proceeds from the sale of wireless spectrum licenses. Wireless operations are now reported as discontinued operations within the consolidated financial statements.

Cincinnati Bell Inc.
Free Cash Flow (as defined by the company)
(Unaudited)
(Dollars in millions)

Free Cash Flow for the three months ended December 31, 2014	$(0.3)

Decrease in Adjusted EBITDA	(4.0)
Increase in capital expenditures from continuing operations	(16.7)
Decrease in interest payments	9.6
Decrease in pension and postretirement payments and contributions	2.2
Change in working capital and other	(46.2)

Free Cash Flow for the three months ended December 31, 2015	$(55.4)

Free Cash Flow for the twelve months ended December 31, 2014	$(16.3)

Decrease in Adjusted EBITDA	(27.5)
Increase in capital expenditures from continuing operations	(107.8)
Decrease in interest payments	44.6
Decrease in pension and postretirement payments and contributions	10.8
Change in working capital and other	(30.6)

Free Cash Flow for the twelve months ended December 31, 2015	$(126.8)

Cincinnati Bell Inc.
Capital Expenditures
(Unaudited)
(Dollars in millions)

	Three Months Ended
	Dec. 31, 2015	Sep. 30, 2015	Jun. 30, 2015	Mar. 31, 2015	Dec. 31, 2014

Entertainment and Communications	$76.0	$69.4	$70.1	$54.0	$57.6
IT Services and Hardware	1.9	3.8	4.4	3.9	3.4
Corporate	—	—	0.1	—	0.2
Total capital expenditures	$77.9	$73.2	$74.6	$57.9	$61.2

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			December 31, 2015
		December 31, 2015			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$289.3	$—		$289.3

	Costs and expenses
	Cost of services and products	166.6	—		166.6
	Selling, general and administrative	57.4	(1.3)	[A]	56.1
	Depreciation and amortization	39.2	—		39.2
	Loss on sale or disposal of assets, net	0.5	(0.5)	[B]	—
	Transaction costs	0.6	(0.6)	[C]	—
	Operating income	25.0	2.4		27.4

	Interest expense	20.9	—		20.9
	Gain on extinguishment of debt	(0.4)	0.4	[D]	—
	Income from CyrusOne investment	(0.1)			(0.1)
	Gain on sale of CyrusOne investment	(36.3)	36.3	[E]	—
	Other income, net	(3.3)	2.9	[F]	(0.4)

	Income from continuing operations before income taxes	44.2	(37.2)		7.0
	Income tax expense	13.7	(13.4)		0.3
	Income from continuing operations	30.5	(23.8)		6.7

	Income from discontinued operations, net of tax	2.1	(2.1)		—

	Net income	32.6	(25.9)		6.7

	Preferred stock dividends	2.6	—		2.6

	Net income applicable to common shareowners	$30.0	$(25.9)		$4.1

	Weighted average diluted common shares	210.5	210.5		210.5

	Diluted earnings per common share*	$0.14	$(0.12)		$0.02

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 36%):

A	Employee contract termination costs.

B	Loss attributable to assets sold in the fourth quarter.

C	Transaction costs associated with exploring opportunities to increase the scale of our IT Services and Hardware segment.

D
Gain on extinguishment of debt related to the redemption of $5.8 million of the outstanding CBT Notes that were redeemed at an average redemption price of 90.840%, partially offset by a loss on the redemption of $13.7 million of the outstanding 7 1/4% Notes due 2023 at an average redemption price of 99.853%.

E	Gain on sale of CyrusOne investment.

F	Adjust asset retirement obligation to lower expected costs associated with wireless tower decommissioning.

*
Diluted earnings per common share has been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Three
		Three			Months Ended
		Months Ended			December 31, 2014
		December 31, 2014			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$294.9	$—		$294.9

	Costs and expenses
	Cost of services and products	173.4	—		173.4
	Selling, general and administrative	52.5	(1.4)	[A]	51.1
	Depreciation and amortization	33.2	—		33.2
	Restructuring reversals	(0.3)	0.3	[B]	—
	Gain on sale or disposal of assets	(0.2)	0.2	[C]	—
	Impairment of assets	4.6	(4.6)	[D]	—
	Transaction costs	0.3	(0.3)	[E]	—
	Operating income	31.4	5.8		37.2

	Interest expense	32.9	—		32.9
	Loss on extinguishment of debt	0.2	(0.2)	[F]	—
	Loss from CyrusOne investment	5.1	—		5.1
	Other income, net	(0.7)	—		(0.7)

	Loss from continuing operations before income taxes	(6.1)	6.0		(0.1)
	Income tax (benefit) expense	(1.7)	2.2		0.5
	Loss from continuing operations	(4.4)	3.8		(0.6)

	Loss from discontinued operations, net of tax	(13.9)	13.9		—

	Net loss	(18.3)	17.7		(0.6)

	Preferred stock dividends	2.6	—		2.6

	Net loss applicable to common shareowners	$(20.9)	$17.7		$(3.2)

	Weighted average diluted common shares	208.7	208.7		208.7

	Diluted loss per common share*	$(0.10)	$0.08		$(0.02)

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 36%):

A	Employee contract termination costs associated with integrating IT Services and Hardware segment with Entertainment and Communications business markets.

B	Restructuring reversals were associated with a lease abandonment reserve for vacant floors that were reoccupied.

C	Gain on sale of wireline copper cabling.

D	Abandonment of internal use software project.

E	Transaction costs were incurred for legal fees associated with the sale of our wireless assets.

F	Loss on extinguishment of debt related to the redemption of $22.7 million of the outstanding 8 3/8% Senior Notes due 2020 redeemed on October 1, 2014 at par.

*
Diluted earnings per common share have been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)
					Twelve
		Twelve			Months Ended
		Months Ended			December 31, 2015
		December 31, 2015			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$1,167.8	$—		$1,167.8

	Costs and expenses
	Cost of services and products	670.6	—		670.6
	Selling, general and administrative	219.1	(6.6)	[A]	212.5
	Depreciation and amortization	141.6	—		141.6
	Restructuring charges	6.0	(6.0)	[B]	—
	Loss on sale or disposal of assets, net	0.8	(0.8)	[C]	—
	Curtailment loss	0.3	(0.3)	[D]	—
	Transaction costs	1.4	(1.4)	[E]	—
	Operating income	128.0	15.1		143.1

	Interest expense	103.1	—		103.1
	Loss on extinguishment of debt	20.9	(20.9)	[F]	—
	Loss from CyrusOne investment	5.1	—		5.1
	Gain on sale of CyrusOne investment	(449.2)	449.2	[G]	—
	Other (income) expense, net	(2.5)	2.9	[H]	0.4

	Income from continuing operations before income taxes	450.6	(416.1)		34.5
	Income tax expense	159.8	(149.8)		10.0
	Income from continuing operations	290.8	(266.3)		24.5

	Income from discontinued operations, net of tax	62.9	(62.9)		—

	Net income	353.7	(329.2)		24.5

	Preferred stock dividends	10.4	—		10.4

	Net income applicable to common shareowners	$343.3	$(329.2)		$14.1

	Weighted average diluted common shares	210.2	210.2		210.2

	Diluted earnings per common share*	$1.63	$(1.57)		$0.07

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 36%):

A	Pension related charges of $3.8 million associated with non-qualified excess plan and $2.8 million of employee contract termination costs.

B
Restructuring charges consist of employee severance, project costs to identify opportunities to further integrate the business markets within our Entertainment and Communications segment and IT Services and Hardware segment, and lease abandonment costs.

C	Loss is attributable to a software project that was abandoned in the second quarter and other assets sold in the fourth quarter.

D	Curtailment loss resulted from an amendment to the bargained pension plan.

E	Transaction costs associated with exploring opportunities to increase the scale of our IT Services and Hardware segment.

F
Loss on extinguishment of debt related to the redemption of $300.0 million of the outstanding 8 3/4% Senior Subordinated Notes due 2018 on May 7, 2015 at a redemption rate of 102.188%; the redemption of $45.1 million and $137.6 million of the outstanding 8 3/8% Senior Notes due 2020 during the second and third quarter, respectively, at an average redemption rate of 106.450% in the second quarter and 105.242% in the third quarter; and the redemption of $13.7 million of the outstanding 7 1/4% Notes due 2023 at an average redemption price of 99.853% in the fourth quarter. In addition, $5.8 million of the outstanding CBT Notes were redeemed at an average redemption price of 90.840% in the fourth quarter.

G	Gain on sale of CyrusOne investment.

H	Adjust asset retirement obligation to lower expected costs associated with wireless tower decommissioning.

*
Diluted earnings per common share have been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Normalized Statements of Operations (Non-GAAP) - Reconciliation to Reported Results
(Unaudited)
(Dollars in millions, except per share amounts)

					Twelve
		Twelve			Months Ended
		Months Ended			December 31, 2014
		December 31, 2014			Before Special Items
		(GAAP)	Special Items		(Non-GAAP)

	Revenue	$1,161.5	$—		$1,161.5

	Costs and expenses
	Cost of services and products	647.7	—		647.7
	Selling, general and administrative	204.2	(2.0)	[A]	202.2
	Depreciation and amortization	127.6	—		127.6
	Restructuring reversals	(0.4)	0.4	[B]	—
	Gain on sale or disposal of assets, net	(0.3)	0.3	[C]	—
	Impairment of assets	4.6	(4.6)	[D]	—
	Transaction costs	1.2	(1.2)	[E]	—
	Operating income	176.9	7.1		184.0

	Interest expense	145.9	—		145.9
	Loss on extinguishment of debt	19.6	(19.6)	[F]	—
	Loss from CyrusOne investment	7.0	—		7.0
	Gain on sale of CyrusOne investment	(192.8)	192.8	[G]	—
	Other income, net	(1.9)	—		(1.9)

	Income from continuing operations before income taxes	199.1	(166.1)		33.0
	Income tax expense	81.4	(59.8)		21.6
	Income from continuing operations	117.7	(106.3)		11.4

	Loss from discontinued operations, net of tax	(42.1)	42.1		—

	Net income	75.6	(64.2)		11.4

	Preferred stock dividends	10.4	—		10.4

	Net income applicable to common shareowners	$65.2	$(64.2)		$1.0

	Weighted average diluted common shares	209.6	209.6		209.6

	Diluted earnings per common share*	$0.31	$(0.31)		$0.00

	Normalized results have been adjusted for the following (pretax adjustments are tax effected at 36%):

A	Employee contract termination costs associated with integrating IT Services and Hardware segment with Entertainment and Communications business markets.

B
Restructuring reversals of $1.4 million associated with a lease abandonment reserve for vacant floors that were reoccupied offset by $1.0 million of severance costs associated with outsourcing a portion of our IT function.

C	Gain on sale of wireline copper cabling.

D	Abandonment of internal use software project.

E	Transaction costs were incurred for legal fees associated with the sale of our wireless assets.

F
Loss on extinguishment of debt related to the redemption of $325.0 million 8 3/4% Senior Subordinated Notes due 2018 on August 8, 2014 at a redemption rate of 104.375% and due to $22.7 million of the outstanding 8 3/8% Senior Notes due 2020 redeemed on October 1, 2014 at par.

G	Gain on sale of CyrusOne investment.

*
Diluted earnings per common share have been calculated independently for the results above. Therefore, the sum of the per share amounts will not necessarily equal the per share results for the Before Special Items (Non-GAAP) results.

Cincinnati Bell Inc.
Reconciliation of Operating Income (GAAP) Guidance to Adjusted EBITDA (Non-GAAP) Guidance
(Unaudited)
(Dollars in millions)

2016 Operating Income (GAAP) Guidance	$105

Add:

Depreciation and amortization	180
Pension and other retirement plan expenses	15
Other	3

2016 Adjusted EBITDA (Non-GAAP) Guidance	$303	*

* Plus or minus 2 percent

CONTACT:

Cincinnati Bell Inc.
Investor contact:
Josh Duckworth, 513-397-2292
Joshua.Duckworth@cinbell.com

Media contact:
Jane Weiler, 513-397-9941
Jane.Weiler@cinbell.com